 Exhibit 10.9

[*] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

AMENDMENT NO. 1 TO NICAMS PURCHASE AND SALE AGREEMENT

May 26, 2016

THIS AMENDMENT NO. 1 (this “Amendment”) to the NCIAMs Purchase and Sale Agreement, is made and entered into as of May 26, 2016, by and between Aurinia Pharmaceuticals Inc., a Canadian corporation (“Aurinia”), Ciclofilin Pharmaceuticals Corp., an Alberta corporation (“CPC”), and Ciclofilin Pharmaceuticals, Inc., a Delaware corporation as successor in interest to Ciclofilin Pharmaceuticals Inc., a California corporation (“CPI”). Aurinia, CPI and CPC may each be referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS , CPI is contemplating entering into an Agreement and Plan of Merger (the “Merger Agreement”) with ContraVir Pharmaceuticals, Inc., a Delaware corporation (“ContraVir”), Ciclofilin Acquisition Corp., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of ContraVir, and Robert Foster, Pharm.D., Ph.D., solely in his capacity as the representative of CPI’s stockholders;

WHEREAS, pursuant to the Merger Agreement, Merger Sub will be merged with and into CPI with CPI surviving as the surviving corporation (the “Merger”) on the terms of the Merger Agreement as provided to Aurinia on or before the date of this Agreement;

WHEREAS, in connection with the Merger and the transactions contemplated thereby, the Parties desire to amend that certain NCIAMs Purchase and Sale Agreement, dated February 14, 2014 (the “Purchase Agreement”) as set forth below;

WHEREAS , as of the date hereof, Aurinia, CPI and ContraVir are entering into a Consent and Acknowledgement Agreement, whereby, among other things, ContraVir agrees to make payments under the Purchase Agreement directly to Aurinia;

WHEREAS, capitalized terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement; and

WHEREAS, the Purchase Agreement may be amended with the written consent of Aurinia, CPC and CPI.

NOW, THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.       AMENDMENTS TO PURCHASE AGREEMENT. The Purchase Agreement shall be amended as follows:

(a)	Section 4.1 is hereby amended and restated in its entirety to read as follows:

4.1	Near-Term Milestone Payments

4.1.1	CPC will pay the milestone payments set forth in the table below within thirty (30) days of the first achievement of each of the following events:

Event	Milestone Payment
Upon receipt of Phase I Positive Data from a Phase I trial, where “Phase I Positive Data” shall mean that the trial shall have demonstrated sufficient safety and tolerability in healthy subjects to support a Phase II clinical trial.		$450,000
Upon dosing of first patient in a Phase III clinical trial, regardless of Indication	$		*
Total Milestones	$		*

2.       CONSENT TO MERGER. Pursuant to Section 9.2 of the Purchase Agreement, Aurinia hereby consents to the Merger.

3.       EFFECTIVENESS OF AMENDMENT. Notwithstanding anything to the contrary, this Amendment shall automatically be canceled and shall have no effect if the Merger is not completed prior to September 1, 2016.

4.       OTHER AGREEMENTS.

(a)                Delivery of Merger Agreement. CPI agrees to deliver an unredacted copy of the executed Merger Agreement within 10 days of the closing of the Merger.

(b)               Liquidity Event. The Parties agree that the Merger qualifies as a Liquidity Event under the Purchase Agreement. No upfront payments or proceeds shall be due to Aurinia under Sections 4.6 or 9.2 of the Purchase Agreement arising from the payments from ContraVir to CPI under Section 1.4(b) of the Merger Agreement. The Liquidity Event milestones shall be paid if and when any CPI stockholders are paid pursuant to the Merger Agreement.

5.        NO OTHER AMENDMENT. Except for the matters set forth in this Amendment, all other terms of the Purchase Agreement shall remain unchanged and in full force and effect.

6.       GOVERNING LAW. This Amendment shall be governed by and interpreted in accordance with the substantive laws of the Province of British Columbia, without regard to conflict of law principles thereof.

7.       COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument. Counterparts executed via facsimile or in electronic format (.pdf) shall be deemed to be original signatures hereunder.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

CICLOFILIN PHARMACEUTICALS CORP.

By:	/s/ ROBERT T. FOSTER
Name:	ROBERT T. FOSTER
Title:	CEO

CICLOFILIN PHARMACEUTICALS, INC.

By:	/s/ ROBERT T. FOSTER
Name:	ROBERT T. FOSTER
Title:	CEO

AURINIA PHARMACEUTICALS INC.

By:	/s/ Charles A. Rowland

Name:	Charles A. Rowland
Title:	CEO

[Signature Page]